EXHIBIT 10.43

PLEDGE AND SECURITY AGREEMENT

dated as of November 24, 2003

among

PROLONG INTERNATIONAL CORPORATION

PROLONG SUPER LUBRICANTS, INC.

and

ST. CLOUD CAPITAL PARTNERS, LP,

as Collateral Agent

TABLE OF CONTENTS

		PAGE
Section 1.	DEFINITIONS	1

Section 2.	GRANT OF SECURITY	8

Section 3.	SECURITY FOR OBLIGATIONS.	9

Section 4.	REPRESENTATIONS AND WARRANTIES AND COVENANTS.	10

Section 5.	DIVIDENDS, DISTRIBUTIONS AND VOTING	25

Section 6.	FURTHER ASSURANCES.	26

Section 7.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT, IRREVOCABLE POWER OF ATTORNEY	28

Section 8.	REMEDIES.	29

Section 9.	COLLATERAL AGENT	33

Section 10.	CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS	34

Section 11.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.	34

Section 12.	INDEMNITY AND EXPENSES.	34

Section 13.	MISCELLANEOUS.	35

SCHEDULE I – GENERAL INFORMATION

SCHEDULE II – LOCATION OF INVENTORY AND EQUIPMENT

SCHEDULE III – INVESTMENT RELATED PROPERTY

SCHEDULE IV – MATERIAL CONTRACTS

SCHEDULE V – LETTERS OF CREDIT

SCHEDULE VI – INTELLECTUAL PROPERTY

SCHEDULE VII – COMMERCIAL TORT CLAIMS

EXHIBIT A – PLEDGE SUPPLEMENT

EXHIBIT B – JOINDER AGREEMENT

i

This PLEDGE AND SECURITY AGREEMENT, dated as of November 24, 2003 (this “Agreement”), among each of the undersigned (together with any other Person that executes a Joinder Agreement each, a “Grantor” and collectively, the “Grantors”), and ST. CLOUD CAPITAL PARTNERS, LP, acting in the capacity of agent for the benefit of the Purchasers (the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Securities Purchase Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among each Grantor, the Cayman Subsidiaries, and the Purchasers, pursuant to which the Secured Parties have purchased the Notes.

WHEREAS, it is a condition precedent to the purchase of the Notes by the Purchasers under the Securities Purchase Agreement that Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and in order to induce the Secured Parties to purchase the Notes, each Grantor and the Collateral Agent agree as follows:

Section 1.     DEFINITIONS

(a) General Definitions. In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote ten percent (10%) or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Authenticate” shall mean “authenticate” as defined in Article 9 of the UCC.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Cash Proceeds” shall mean all proceeds of any Collateral consisting of cash, checks and other near-cash items.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in the UCC.

“Collateral” shall have the meaning set forth in Section 2(a) hereof.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Documents” shall mean this Agreement and all other instruments, documents and agreements delivered by any of the parties to the Loan Documents pursuant to this Agreement or any other Loan Document in order to grant, perfect and/or establish or maintain the priority of a security interest in favor of the Collateral Agent on any real, personal or mixed property of such party as security for the Secured Obligations.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in the UCC, including, without limitation, all commercial tort claims listed and described with specification on Schedule VII hereto (as such Schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading “Commodities Accounts” (as such Schedule may be amended or supplemented from time to time).

“Copyright Licenses” shall mean any and all agreements granting any right in, to or under Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule VI(B) (as such Schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, state and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications for any of the foregoing including, without limitation, the applications referred to in Schedule VI(A) (as such Schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading “Deposit Accounts” (as such Schedule may be amended or supplemented from time to time).

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Documents Evidencing Goods” shall mean all Documents evidencing, representing or issued in connection with Goods.

“Equipment” shall mean: (i) all “equipment” as defined in the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and tools (in each case, regardless of whether characterized as equipment under the UCC), (iii) all Fixtures and (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“Event of Default” shall have the meaning set forth in the Notes.

“Fixtures” shall mean all “fixtures” as defined in Article 9 of the UCC.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all contracts, all tax refunds and all licenses, permits, concessions and authorizations, (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory, Equipment, Documents Evidencing Goods and Software Embedded In Goods.

“Indemnitee” shall mean the Collateral Agent, and its Affiliates’ officers, partners, directors, trustees, employees, agents.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Intellectual Property Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.

“Inventory” shall mean: (i) all “inventory” as defined in the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (a) all “investment property” (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all (i) Pledged Equity Interests, (ii) Pledged Debt, (iii) the Investment Accounts and (iv) Certificates of Deposit.

“Joinder Agreement” means an agreement in the substantially the form of Exhibit B hereto whereby an additional person becomes a Grantor hereunder as required by the Securities Purchase Agreement.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in the UCC.

“Lien” shall mean (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other Title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Pledged Equity Interests, any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests.

“Loan Documents” shall have the meaning given such term in the Securities Purchase Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Grantors and its subsidiaries taken as a whole; (ii) the ability of any Grantor to fully and timely perform its Secured Obligations; (iii) the legality, validity, binding effect or enforceability against any Grantor of a Loan Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any agent and Collateral Agent under any Secured Obligation.

“Material Contract” shall mean any contract or other arrangement to which any Grantor is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Money” shall mean “money” as defined in the UCC.

“Notes” means those certain Secured Promissory Notes, each dated as of the date hereof and executed by Prolong Super Lubricants, Inc. in favor of each of the Purchasers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Patent Licenses” shall mean all agreements granting any right in, to, or under Patents (whether such Grantor is licensee or licensor thereunder) including without limitation, each agreement referred to in Schedule VI(D) hereto (as such Schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States, state and foreign patents and applications for letters patent, including, but not limited to, each patent and patent application referred to in

Schedule VI(C) hereto (as such Schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, the right to sue for past, present and future infringements of any of the foregoing and all proceeds of the foregoing including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

“Payment Intangible” shall have the meaning specified in Article 9 of the UCC.

“Permitted Lien” shall mean liens permitted pursuant to Section 7.4.9 of the Securities Purchase Agreement.

“Permitted Sale” shall mean those sales, transfers or assignments permitted by Section 7.4.5 of the Securities Purchase Agreement.

“Pledge Supplement” means an agreement in substantially the form of Exhibit A hereto.

“Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any instrument or promissory note, including, without limitation, all indebtedness described on Schedule III hereto under the heading “Pledged Debt” (as such Schedule may be amended or supplemented from time to time), all monetary obligations owing to any Grantor from any other Grantor the instruments evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and any other participation or other interests in any equity or profits of any business entity.

“Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule III hereto under the heading “Pledged LLC Interests” (as such Schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule III hereto under the heading “Pledged Partnership Interests” (as such Schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule III hereto under the heading “Pledged Stock” (as such Schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule III hereto under the heading “Pledged Trust Interests” (as such Schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Purchaser” shall have the meaning given such term in the Securities Purchase Agreement.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments and (v) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in the UCC.

“Registered Organization” shall mean an organization organized solely under the law of a single State or the United States and as to which the State or the United States must maintain a public record showing the organization to have been organized.

“Securities Purchase Agreement” shall have the meaning set forth in the preamble.

“Secured Obligations” shall mean all obligations of every nature of each Grantor from time to time owing to the Collateral Agent or any Secured Party hereunder, under the Securities Purchase Agreement, the Notes or any other Loan Document (other than the Warrants or the Investors’ Rights Agreement) whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Grantor, would have accrued on any obligation, whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding).

“Secured Party” shall mean the Collateral Agent, the Purchasers, and the holders from time of time of any Secured Obligations.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading “Securities Accounts” (as such Schedule may be amended or supplemented from time to time).

“Software Embedded in Goods” means, with respect to any Goods, any computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods or (ii) by becoming the owner of the Goods a person acquires a right to use the program in connection with the Goods.

“State” shall mean a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

“Supporting Obligation” shall mean all “supporting obligations” as defined in the UCC.

“Trade Secret Licenses” shall mean any and all agreements granting any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule VI(G) hereto (as such Schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” shall mean any and all agreements granting any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule VI(F) hereto (as such Schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the right to use names likeness and biographical data as real, all registrations and applications for any of the foregoing including, but not limited to, the registrations and applications referred to in Schedule VI(E) hereto (as such Schedule may be amended or supplemented from time to time), the goodwill of the business symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of California.

(b) Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement or, if not defined therein, in the UCC. With respect to terms defined in more than one article of the UCC, unless otherwise specified such terms shall have the meaning specified in Article 9 of the UCC. References to “Sections,” “Exhibits” “Annexes” and “Schedules” shall be to Sections, Exhibits, Annexes and Schedules, as the case may be, of this Agreement (as such Sections, Exhibits, Annexes and Schedules may be amended or supplemented from time to time in accordance with the terms of this Agreement), unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Securities Purchase Agreement, the Securities Purchase Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

Section 2.     GRANT OF SECURITY

(a) Grant of Security. Each Grantor hereby grants to the Collateral Agent a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following , in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(1) Documents;

(2) General Intangibles;

(3) Goods (including, without limitation, Documents Representing Goods and Software Embedded in Goods);

(4) Insurance;

(5) Intellectual Property;

(6) Investment Related Property (including, without limitation, Deposit Accounts);

(7) Letter of Credit Rights and letters of credit;

(8) Money;

(9) Receivables and Receivable Records;

(10) Commercial Tort Claims;

(11) to the extent not otherwise included above, Material Contracts, motor vehicles, choses in action and all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(12) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

(b) Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2(a) hereof attach to (i) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (1) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (2) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9406, 9407, 9408 or 9409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (1) or (2) including, without limitation, any proceeds of such lease, license, contract, property rights or agreement; or (ii) in any of the outstanding capital stock of a “controlled foreign corporation” (as defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a controlled foreign corporation without material adverse tax consequences to a Grantor, the Collateral shall include, and the security interest granted by such Grantor shall attach to, such greater percentage of capital stock of each controlled foreign corporation.

Section 3.     SECURITY FOR OBLIGATIONS.

(a) Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Secured Obligations.

(b) Continuing Liability under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 4.     REPRESENTATIONS AND WARRANTIES AND COVENANTS.

(a) Generally.

(i) Representations and Warranties. Each Grantor hereby represents and warrants that:

(1) such Grantor owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral (unless otherwise disposed of in connection with a Permitted Sale), in each case free and clear of any and all Liens, rights or claims of all other Persons (other than Permitted Liens), including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

(2) such Grantor has been duly organized as a corporation solely under the laws of the jurisdiction set forth in Schedule I(A) hereto and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction;

(3) the execution and delivery of this Agreement by such Grantor and the performance by it of its obligations under this Agreement are within its corporate or other powers and have been duly authorized by all necessary corporate or other action;

(4) upon the filing of UCC financing statements naming such Grantor as debtor and the Collateral Agent as secured party and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule I(E) hereof (as such Schedule may be amended or supplemented from time to time) and other filings delivered by such Grantor, the security interests granted to the Collateral Agent hereunder constitute valid and perfected Liens;

(5) other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens;

(6) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (4) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and as may be required under federal laws pertaining to Intellectual Property;

(7) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(8) such Grantor has indicated on Schedule I(A) hereto (as such Schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number, if any, and (z) the jurisdiction where the chief executive office or its sole place of business is (or if such Grantor is a natural person principal residence and principal place of business), and for the one-year period preceding the date hereof has been, located.

(9) the full legal name of such Grantor is as set forth on Schedule I(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule I(B) (as such Schedule may be amended or supplemented from time to time);

(10) except as provided on Schedule I(C), it has not changed its jurisdiction of organization, chief executive office or sole place of business (or, if such Grantor is a natural person, principal residence or principal place of business) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(11) such Grantor has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule I(D) hereof (as such Schedule may be amended or supplemented from time to time);

(12) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; and

(13) none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC).

(ii) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(1) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(2) such Grantor shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(3) without limiting any prohibitions or restrictions on mergers in the Securities Purchase Agreement, such Grantor shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless such Grantor shall have (a) notified the Collateral Agent in writing at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder;

(4) if the Collateral Agent or any Secured Party gives value to enable any Grantor to acquire rights in or the use of any Collateral, such Grantor shall use such value for such purposes and such Grantor further agrees that repayment of any Obligation shall apply on a “first-in, first-out” basis so that the portion of the value used to acquire rights in any Collateral shall be paid in the chronological order such Grantor acquired rights therein;

(5) such Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

(6) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, such Grantor shall promptly notify the Collateral Agent in writing of any event that may materially and adversely affect the value of the Collateral or any portion thereof, the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof;

(7) such Grantor shall not take or permit any action which could impair the Collateral Agent’s rights in the Collateral; and

(8) such Grantor shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except for Permitted Sales.

(b) Equipment and Inventory.

(i) Representations and Warranties. Each Grantor represents and warrants that:

(1) all of the Equipment and Inventory included in the Collateral is kept for the past five (5) years only at the locations specified in Schedule II hereto (as such Schedule may be amended or supplemented from time to time);

(2) any Inventory now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations thereunder; and

(3) except as set forth on Schedule II, none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7104 of the UCC) therefor or otherwise in the possession of a bailee or warehouseman.

(ii) Covenants and Agreements. Each Grantor covenants and agrees that:

(1) such Grantor shall keep the Equipment and Inventory in the locations specified on Schedule II hereto unless it shall have (a) notified the Collateral Agent in writing at least thirty (30) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

(2) such Grantor shall keep correct and accurate records of the Inventory, including, without limitation, itemizing and describing the kind, type and quantity of such Inventory, such Grantor’s cost therefor and, where applicable, the current list prices for such Inventory and such other information as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with generally accepted accounting principles;

(3) such Grantor shall not deliver any Document Evidencing Goods to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

(4) if any Equipment or Inventory is in possession or control of any third party, including, without limitation, any warehouseman, bailee or agent, each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and obtaining an Authenticated acknowledgment from such third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent; and

(5) with respect to any item of Equipment which is covered by a certificate of Title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of Title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

(c) Receivables.

(i) Representations and Warranties. Each Grantor represents and warrants that:

(1) each Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

(2) none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent which has been obtained;

(3) such Grantor has delivered to the Collateral Agent a complete and correct copy of each standard form of document under which a Receivable may arise.

(ii) Covenants and Agreements: Each Grantor hereby covenants and agrees that:

(1) such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(2) such Grantor shall perform in all material respects all of its obligations with respect to the Receivables;

(3) such Grantor shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect. Other than in the ordinary course of business as generally conducted by such Grantor on and prior to the date hereof, and except as otherwise provided in subsection (5) below, following an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable in an amount in excess of One Hundred Thousand Dollars ($100,000) for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

(4) at the reasonable request of the Collateral Agent, such Grantor shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to the Collateral Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

(5) except as otherwise provided in this subsection, such Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) and subject to Section 8 below, enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, into an account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(6) such Grantor shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(iii) Delivery and Control of Receivables. With respect to any Receivables in excess of $100,000 in the aggregate from a single Person or its affiliate that are evidenced by, or constitutes, Tangible Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (a) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (b) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables in excess of $100,000 in the aggregate from a single Person or its affiliate which would constitute “electronic chattel paper” under the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control (within the meaning of Section 9105 of the UCC) over such Receivables : (a) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (b) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (iii) shall be delivered or subjected to such control upon request of the Collateral Agent.

(d) Pledged Equity Interests and Pledged Debt.

(i) Representations and Warranties. Each Grantor hereby represents and warrants that:

(1) Schedule III hereto (as such Schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests,” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(2) except as set forth on Schedule III(B) hereto, such Grantor has not acquired any equity interests of another entity within the past five (5) years.

(3) such Grantor is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted

Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(4) except for any consents that have been obtained and remain in full force and effect, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

(5) Schedule III hereto (as such Schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor.

(ii) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(1) without the prior written consent of the Collateral Agent, such Grantor shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (b) permit any issuer of any Pledged Equity Interest that is a direct or indirect subsidiary of any Grantor to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Securities Purchase Agreement, permit any issuer of any Pledged Equity Interest that is a direct or indirect subsidiary of any Grantor to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof;

(2) such Grantor shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged

Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

(3) without the prior written consent of the Collateral Agent, such Grantor shall not permit any issuer of any Pledged Equity Interest that is a direct or indirect subsidiary of any Grantor to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantors; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a controlled foreign corporation (as defined in the U.S. Internal Revenue Code of 1986, as amended), then such Grantor shall only be required to pledge equity interests in accordance with Section 2(b);

(4) such Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto;

(5) such Grantor shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any case or in the aggregate, a Material Adverse Effect; and

(6) in the event such Grantor acquires rights in any Pledged Equity Interest or Pledged Debt after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Pledged Equity Interest or Pledged Debt and all other Pledged Equity Interest or Pledged Debt. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Pledged Equity Interest or Pledged Debt immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule III as required hereby.

(iii) Delivery and Control. Each Grantor agrees that with respect to any Pledged Equity Interest or Pledged Debt hereafter acquired by such Grantor, it shall comply with the provisions of this subsection (iii) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent. With respect to any Pledged Equity Interest or Pledged Debt that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) such Grantor shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Pledged Equity Interest or Pledged Debt that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), such Grantor shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement, in form and substance satisfactory to the Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor. If any issuer of any Pledged Equity Interest or Pledged Debt is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Upon the occurrence of an Event of Default, subject to any contractual restrictions relating to the right to transfer the shares of capital stock of Oryxe Energy International, Inc. held by Prolong International Corporation as in effect on the date hereof, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of Pledged Equity Interest or Pledged Debt to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Pledged Equity Interest or Pledged Debt for certificates or instruments of smaller or larger denominations.

(e) Investment Accounts.

(i) Representations and Warranties. Each Grantor hereby represents and warrants that:

(1) Schedule III hereto (as such Schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which such Grantor has an interest. Such Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and First Capital) having “control” (within the meanings of Sections 8106 and 9106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

(2) Schedule III hereto (as such Schedule may be amended or supplemented from time to time) sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which such Grantor has an interest and such Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Section 9104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(ii) Covenants and Agreements. In the event any Grantor acquires rights in any Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts after the date hereof, such Grantor shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts and all other Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts

immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule III as required hereby.

(iii) Delivery and Control. Each Grantor agrees that with respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, such Grantor shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement, in form and substance satisfactory to the Collateral Agent, pursuant to which such securities intermediary shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor and shall establish the Collateral Agent shall have “control” (within the meaning of Section 9106 of the UCC) over such Securities Accounts or Securities Entitlements. With respect to any Investment Related Property that is a “Deposit Account,” such Grantor shall cause the depositary institution maintaining such account to enter into an agreement, in form and substance satisfactory to the Collateral Agent, pursuant to which the depositary institution shall agree to comply with the Collateral Agent’s instructions without further consent by such Grantor and shall establish the Collateral Agent shall have “control” (within the meaning of Section 9104 of the UCC) over such Deposit Account. With respect to any Investment Related Property that is a “Commodity Account,” such Grantor shall cause the commodity intermediary maintaining such account to enter into an agreement, in form and substance satisfactory to the Collateral Agent, pursuant to which the Collateral Agent shall have “control” (within the meaning of Section 9106 of the UCC) over such Commodity Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the date hereof, on or prior to the date hereof and (ii) any Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts that are created or acquired after the date hereof, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts, Deposit Accounts or Commodity Accounts.

(f) Material Contracts.

(i) Representations and Warranties. Each hereby represents and warrants that:

(1) Schedule IV hereto sets forth all of the Material Contracts to which such Grantor has rights;

(2) the Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by the Grantor party thereto, are in full force and effect and are binding upon and enforceable against such Grantor party thereto in accordance with their respective terms. There exists no default under any Material Contract by any party thereto and neither such Grantor, nor to its best knowledge, any other Person party thereto is likely to become in default thereunder and no Person party thereto has any defenses, counterclaims or right of set-off with respect to any Material Contract; and

(3) no Material Contract requires consent of or notice to any Person in connection with the transactions contemplated hereunder, except such as has been given or made.

(ii) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(1) in addition to any rights under this Agreement relating to Receivables, the Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent;

(2) such Grantor shall deliver promptly to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract;

(3) such Grantor shall deliver promptly to the Collateral Agent, and in any event within ten (10) Business Days, after (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Collateral Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no prohibition on delivery shall be effective if it were bargained for by such Grantor with the intent of avoiding compliance with this Agreement, and an explanation of any actions being taken with respect thereto);

(4) such Grantor shall perform in all material respects all of its obligations with respect to the Material Contracts;

(5) such Grantor shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor may deem necessary or advisable; and

(6) such Grantor shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract.

(g) Letter of Credit Rights.

(i) Representations and Warranties. Each Grantor hereby represents and warrants that:

(1) all material letters of credit to which such Grantor has rights is listed on Schedule V hereto; and

(2) such Grantor has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Collateral Agent.

(ii) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising, such Grantor shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all letters of credit immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule V as required hereby.

(h) Intellectual Property.

(i) Representations and Warranties. Except as disclosed in Schedule VI(H) (as such Schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants that:

(1) Schedule VI (as such Schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by such Grantor and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses, granting rights in any Patents, Trademarks or Copyrights owned by Grantor and any other such licenses that are material to the business of such Grantor;

(2) all registrations and applications of such Grantor for Copyrights, Patents and Trademarks are standing in the name of such Grantor;

(3) such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property on Schedule VI (as such Schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the Intellectual Property Licenses set forth on Schedule VI(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

(4) all Intellectual Property owned by such Grantor and, to the best of such Grantor’s knowledge, licensed to such Grantor: (i) is subsisting, (ii) is valid and enforceable and (iii) has not been adjudged invalid or unenforceable, in whole or in part; and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property that such Grantor owns in full force and effect;

(5) no action or proceeding before any court or administrative authority is pending or, to such Grantor’s knowledge, threatened against such Grantor challenging such Grantor’s right to register, the validity of, or such Grantor’s rights to own, use, or license any Intellectual Property;

(6) such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor;

(7) such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks owned by such Grantor and has taken all action necessary to insure that all licensees of such Trademarks use such adequate standards of quality;

(8) the conduct of such Grantor’s business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; no claim is pending, or to the best of such Grantor’s knowledge, threatened, that the conduct of such Grantor’s business or the use of any Intellectual Property owned or used by Grantor violates the asserted rights of any third party;

(9) to the best of such Grantor’s knowledge, no third party is infringing upon any Intellectual Property owned or used by such Grantor;

(10) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely effect such Grantor’s rights to own or use any Intellectual Property; and

(11) such Grantor has not made any agreements to assign, sell, transfer or grant an option or license for any Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent, in favor of First Capital under the First Capital Credit Facility and in favor of the holders of the Existing Subordinated Notes.

(ii) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(1) except for Intellectual Property that is not in use and has negligible value, such Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of the Grantors may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(2) except for copyrights of negligible value, such Grantor shall, within thirty (30) days of the creation or acquisition of any Copyrightable work which is material to the business of the Grantors, apply to register the Copyright in the United States Copyright Office;

(3) such Grantor shall promptly notify the Collateral Agent if such Grantor knows or has reason to know that any item of the Intellectual Property of any Grantor that is in use or has more than negligible value may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, and state registry, any foreign counterpart of the foregoing, or any court arbitral tribunal or regulatory agency;

(4) such Grantor shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule VI(A), (C) and (E) (as each may be amended or supplemented from time to time) except for those pertaining to IP that are no longer in use and has negligible value;

(5) in the event that any Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its exclusive rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(6) each Grantor shall maintain the level of the quality of products sold and services rendered under any Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such standards of quality;

(7) such Grantor shall take all steps reasonably necessary to protect the confidentiality of all material Trade Secrets of any Grantor, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to confidential information and documents;

(8) such Grantor shall promptly (but in no event more than thirty (30) days) report to the Collateral Agent (i) the filing of any application to register any Intellectual Property whether it owns in whole or in part or to the best of its knowledge which it is exclusively licensing from a third party with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensor, licensee, or designee thereof), (ii) the registration of any Intellectual Property by any such office, or (iii) the acquisition of any application or registration and, in each case, shall execute and deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto an executed Trademark Security Agreement, Patent Security Agreement, or Copyright Security Agreement in form and substance satisfactory to the Agent;

(9) except with the prior consent of the Collateral Agent or as permitted under the Securities Purchase Agreement, no Grantor shall execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent, and no Grantor shall sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Security Agreement and the other Loan Documents, any liens created in favor of First Capital under the First Capital Credit Facility and any liens if favor of the holders of the Existing Subordinated Notes.

(10) such Grantor shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that would impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any Intellectual Property acquired under such Contracts;

(11) such Grantor shall use proper statutory notice in connection with its use of any of the Intellectual Property; and

(12) such Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of any Intellectual Property. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

(i) Commercial Tort Claims

(i) Representations and Warranties. Each Grantor hereby represents and warrants that Schedule VII (as such Schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor.

(ii) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim hereafter arising, such Grantor shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

Section 5. DIVIDENDS, DISTRIBUTIONS AND VOTING.

(a) Dividends and Distributions. Except as provided in the next sentence, in the event any Grantor receives (x) any dividends, interest or distributions on any Investment Related Property, or (y) any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (1) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (2) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such dividends, distributions, interest, securities or other property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, distributions, interest, securities or other property in trust for the benefit of the Collateral Agent and shall be segregated from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

(b) Voting.

(i) So long as no Event of Default shall have occurred and be continuing:

(1) except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Securities Purchase Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Securities Purchase Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent’s reasonable judgment, such action would have a Material Adverse Effect on the value of the Investment Related Property or any part thereof, except solely to the extent required to vote in such manner under any agreement restricting Prolong International Corporation’s right to vote its shares of capital stock of Oryxe Energy International, Inc.; and provided further, such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Securities Purchase Agreement, shall be deemed inconsistent with the terms of this Agreement or the Securities Purchase Agreement, and no notice of any such voting or consent need be given to the Collateral Agent; and

(2) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to the applicable Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;

(ii) Upon the occurrence and during the continuation of an Event of Default:

(1) all rights of any Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, except to the extent prohibited by any agreement restricting Prolong International Corporation’s right to vote its shares of capital stock of Oryxe Energy International, Inc., in which event Grantor agrees to vote in accordance with any such agreement in accordance with the Collateral Agent’s instruction; and

(2) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 7.

Section 6.     ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES.

(a) Access; Right of Inspection. The Collateral Agent shall have the same access and inspection rights as the Purchasers under the Securities Purchase Agreement.

(b) Further Assurances.

(i) Each Grantor agrees that from time to time, at the expense of such Grantor, that such Grantor shall promptly Authenticate, execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(1) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(2) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(3) at any reasonable time, upon request by the Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

(4) at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral.

(ii) Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document, or the filing or recording of this Agreement (and all schedules, annexes and exhibits hereto), in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(iii) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule VI hereto (as such Schedule may be amended or supplemented from time to time) to include reference to any right, Title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof.

Section 7.     COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT, IRREVOCABLE POWER OF ATTORNEY. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(i) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Loan Documents;

(ii) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (ii) above;

(iv) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(v) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor;

(vi) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(vii) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary or appropriate to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Section 8.     REMEDIES.

(a) Generally.

(i) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(1) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(2) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(3) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate;

(4) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(ii) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, each Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(iii) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

(iv) The Collateral Agent shall have no obligation to marshal any of the Collateral.

(v) If any Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done:

(1) all amounts and proceeds (including checks and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by the sections of this Agreement relating to Cash Proceeds; and

(2) Grantors shall not adjust, settle or compromise the amount or payment of any such amount in excess of One Hundred Thousand

Dollars ($100,000) or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon, except as done in the ordinary course of business.

(b) Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Loan Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of each Secured Party; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c) Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and the Grantors shall be credited with proceeds of the sale.

(d) Cash and Cash Proceeds. If an Event of Default shall have occurred and be continuing, (1) the Collateral Agent shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent and (2) all Cash and Cash Proceeds shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent. All such funds from any Deposit Account, Cash and Cash Proceeds or any other Money held by the Collateral Agent may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of each Secured Party, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then, or at any time thereafter, be applied by the Collateral Agent against the Secured Obligations then due and owing.

(e) Investment Related Property. In addition to the rights and remedies specified above, the following provisions shall also be applicable to Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree to, among other things, acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(f) Intellectual Property. In addition to the rights and remedies specified above, the following provisions shall also be applicable to Intellectual Property.

(i) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(1) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in the Section in this Agreement relating to indemnity and expenses in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

(2) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are reasonably necessary or appropriate to carry out the intent and purposes of this Agreement;

(3) within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

(ii) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 8(f)(ii) and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Trademark Owner to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now or hereafter owned by or licensed to such Grantor.

Section 9.     COLLATERAL AGENT

The Collateral Agent has been appointed to act as Collateral Agent hereunder by each Secured Party by their acceptance of the benefits hereof. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Securities Purchase Agreement. Without the written consent of the Collateral Agent, no amendment, modification, termination, or consent shall be effective if the effect thereof would release all or substantially all of the Collateral except as expressly provided herein. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of each Secured Party in accordance with the terms of this Section. Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to each Secured Party and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the parties holding more than 50% of the Secured Obligations (the “Requisite Parties”). Upon any such notice of resignation or any such removal, Requisite Parties shall have the right, upon five (5) Business Days’ notice to the Collateral Agent, following receipt of the Grantors’ consent (which shall not be unreasonably withheld or delayed and which shall not be required while an Event of Default exists), to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor shall become Collateral Agent under this Agreement, and such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

Section 10.     CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Loan Documents, each Secured Party may assign or otherwise transfer any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to each Secured Party herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

Section 11.     STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor and pending such payment shall be included in the obligations secured hereby.

Section 12.     INDEMNITY AND EXPENSES.

(a) Indemnity. Each Grantor agrees:

(i) to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby and by the other Loan Documents (including without limitation enforcement of this Agreement and the other Loan Documents), except to the extent such claims, losses or liabilities result from such Indemnitee’s gross negligence or willful misconduct; and

(ii) to pay to the Collateral Agent promptly following written demand the amount of any and all reasonable costs and reasonable expenses as set forth in this Agreement.

(b) Expenses. Each Grantor agrees to pay promptly all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of each Secured Party pursuant hereto, including search, filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Collateral Agent and of counsel providing any opinions that Collateral Agent may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; and after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by Collateral Agent in enforcing any Secured Obligations of or in collecting any payments due from any Grantor hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

(c) Survival. The obligations of each Grantor in this Section 12 shall survive the termination of this Agreement and the discharge of such Grantor’s other obligations under this Agreement for a period of eighteen (18) months thereafter.

Section 13.     MISCELLANEOUS.

(a) Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Grantor or Collateral Agent, shall be sent to such Person’s address as set forth in the Securities Purchase Agreement or in the other relevant Loan Document. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Collateral Agent shall be effective until received by Collateral Agent.

(b) Amendments and Waivers.

(i) Collateral Agent’s Consent. Subject to Section 9, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Grantor therefrom, shall in any event be effective without the written concurrence of the Collateral Agent.

(ii) No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Loan Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

(c) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement. No Grantor shall, without the prior written consent of the Collateral Agent, assign any right, duty or obligation hereunder.

(d) Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

(e) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Grantor set forth in Sections 11 and 12 shall survive the termination of this Agreement for a period of eighteen (18) months thereafter.

(f) Marshalling; Payments Set Aside. Collateral Agent shall not be under any obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

(g) Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(i) APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

(j) CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH THIS SECTION 13; AGREES THAT SUCH SERVICE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES COLLATERAL AGENT RETAINS THE RIGHT TO SERVE

PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

(k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13(K) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(m) Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Grantors and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

(n) Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

“GRANTORS”

PROLONG SUPER LUBRICANTS, INC.

By:	/s/ Elton Alderman
Name: Elton Alderman
Title: President and Chief Executive Officer

PROLONG INTERNATIONAL CORPORATION

By:	/s/ Elton Alderman
Name: Elton Alderman
Title: President and Chief Executive Officer

ST. CLOUD CAPITAL PARTNERS, LP
as the Collateral Agent

By: SCCP, LLC
Its: General Partner

By:	/s/ Marshall S. Geller
Name: Marshall S. Geller
Title: Senior Managing Member

SCHEDULE I

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(a) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#
Prolong Super Lubricants, Inc.	C-Corporation	Nevada	6 Thomas Irvine, CA 92618	88-0250473

Prolong International Corporation	C-Corporation	Nevada	6 Thomas Irvine, CA 92618	74-2234246

(b) Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name
Prolong Super Lubricants, Inc.	Prolong Super Lubricants

(c) Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change
Prior head office business address for both Grantors:	Approximately 5 years ago	1210 North Barsten Way Anaheim, CA 92805

S-I-1

(d) Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement
Prolong Super Lubricants, Inc.	Purchasing Agreement, dated January 31, 2003, with First Capital Corporation

Prolong Super Lubricants, Inc.	Note and Warrant Purchase Agreement, dated November 13, 2002, with certain purchasers party thereto.

Prolong Super Lubricants, Inc.	Note and Warrant Purchase Agreements, dated from April through July, 2002, with certain purchasers party thereto.

(e) Financing Statements:

Name of Grantor	Filing Jurisdiction(s)
Prolong Super Lubricants, Inc.	Nevada

Prolong International Corporation	Nevada

S-I-2

SCHEDULE II

TO PLEDGE AND SECURITY AGREEMENT

LOCATION OF EQUIPMENT AND INVENTORY

Name of Grantor	Location of Equipment and Inventory
Prolong Super Lubricants, Inc.	6 Thomas Irvine, CA 92618

Prolong Super Lubricants, Inc.	Four Star Chemical 3137 E. 26th Street Los Angeles, CA 90023-4106

Prolong Super Lubricants, Inc.	GoldenWest Lubricants 4334 E. Washington Blvd. Los Angeles, CA 90023

Prolong Super Lubricants, Inc.	Goodwin Co. 12101 Industry Street Garden Grove, CA 92841

Prolong Super Lubricants, Inc.	Hazelton (Subject to Inventory Agreement – except as set forth in Schedule 2) 530 E. Orangethorpe Ave. Anaheim, CA 92801

Prolong Super Lubricants, Inc.	Impact Mfg. 3630 W. Garry Ave. Santa Ana, CA 92704

Prolong Super Lubricants, Inc.	Par Services East 8707 Sorenson Avenue Santa Fe Springs, CA 90670

Prolong Super Lubricants, Inc.	Western Packaging 610 Carob St. Compton, CA 90220

S-II-1

SCHEDULE III

TO PLEDGE AND SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock		% of Outstanding Stock of the Stock Issuer
PIC	Oryxe Energy Int’l, Inc.	Common	Yes	C12, C30, C31, C32, C33, C34, C35, C29, C2, C39, C36	$0.0001	2,219,536	(1)(2)	Approx. 8%

PIC	Prolong Super Lubricants	Common	No	—	$0.001	15,968,000		100%

PIC	Prolong Int’l Holdings	Common	Yes	—	$1.00	32,500		65%

(1)	PIC currently holds share certificates for 3,196,411 shares of Oryxe common stock, but is obligated to deliver 976,875 of those shares to third party purchasers effective September 30, 2003. The net number of Oryxe shares owned by PIC is 2,219,536.

(2)	PIC currently holds a warrant to purchase 437,568 shares of common stock of Oryxe Energy, International, Inc. at a price of approximately $0.18 per share.

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding LLC Interests of the Limited Liability Company
None

S-III-1

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership
None

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Trust
None

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date
None

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name
None

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name
None

S-III-2

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name
Prolong Super Lubricants, Inc.	*	*	Prolong Super Lubricants Inc. General Account

Prolong International Corporation	*	*	Prolong International Corporation General Account

Prolong Super Lubricants, Inc.	*	*	Prolong Super Lubricants Inc. Payroll Account

Prolong International Corporation	*	*	Prolong International Corporation Investment Account

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition
Prolong International Corporation	December 4, 1998	Prolong International Holdings LTD (PIH, LTD), a Cayman Islands Company as a wholly owned subsidiary. The Company owns 50,000 shares of PIH (LTD).

Prolong International Corporation	March 31, 2001	Prolong Environmental Energy Corporation (PEEC), a California Corporation. In December 2001, PEEC was merged into Oryxe Energy International, Inc., a Delaware corporation (“Oryxe”) and PIC was issued Oryxe common stock as well as warrants to purchase additional shares of common stock. The Company’s contributions of $150,000, and the services provided (total investment of $383,324), has been considered a capital contribution for PEEC in return for approximately 8% of the issued and outstanding common stock of Oryxe. The net number of Oryxe shares owned by PIC is 2,219,536 as of November 18, 2003.

*	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

S-III-3

SCHEDULE IV

TO PLEDGE AND SECURITY AGREEMENT

MATERIAL CONTRACTS

Name of Grantor	Description of Material Contract
Prolong Super Lubricants, Inc.	Customer Contract, dated August 1, 2000, with Wal-Mart Stores, Inc.

Prolong Super Lubricants, Inc.	Customer Contract, dated November 5, 2001, with Autozone, Inc.

Prolong Super Lubricants, Inc.	Customer Contract, dated August 29, 2002, with The Pep Boys – Manny, Moe, & Jack.

Prolong Super Lubricants, Inc.	Customer Contract, dated August 19, 2002, with CSK Auto Corporation.

Prolong Super Lubricants, Inc.	Distribution Agreement, dated August 26, 2003, with Pacific Oil Distributing, LLC.

Prolong Super Lubricants, Inc.	Single-Tenant Lease Agreement, dated December 21, 2001 with Euclid Plaza, LLC & President Properties

Prolong International Corporation	Employment Agreement, dated January 21, 2000 with Elton Alderman

Prolong International Corporation	Employment Agreement, dated January 21, 2000 with Thomas C. Billstein

Prolong International Corporation	Employment Agreement, dated June 1, 2000 with Nicolaas Rosier

Prolong Super Lubricants, Inc. and Prolong International Corporation	Note and Warrant Purchase Agreement, dated November 13, 2002, with certain purchasers party thereto.

Prolong Super Lubricants, Inc. and Prolong International Corporation	Note and Warrant Purchase Agreements, dated April through July, 2002, with certain purchasers party thereto.

Prolong Super Lubricants, Inc.	Purchase Agreement, dated January 31, 2003, with First Capital Corporation.

S-IV-1

SCHEDULE V

TO PLEDGE AND SECURITY AGREEMENT

LETTERS OF CREDIT

Name of Grantor	Description of Letters of Credit
None

S-V-1

SCHEDULE VI

TO PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Matters

See Attached Prolong Super Lubricants Status Report from Fulwider Patton Lee & Utecht, LLP

S-VI-1

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS

U.S. TRADEMARK REGISTRATIONS
38634	SPL100	R.N. 2,022,220 Issued 12/10/96	S.N. 75/055,348 Filed 2/7/96	Cl. 4 - Penetrating lubricants for use with and without a spray carrier for lubricating metal parts, namely, hinges, locks, sliding doors, cables, wheels, motorcycle and bicycle chains, bearings, finishing reels, clocks, fire arms, air tools, drilling and tapping machines, hand tools, battery terminals, marine components and ignition systems, corroded locks, bolts, nuts, anchor chains and fasteners.	Renewal Due 12/10/06

38485	NO EQUAL IN THE WORLD & DESIGN	R.N. 2,129,784 Issued 1/20/98	S.N. 75/055,345 Filed 2/7/96

Cl. 1 - Chemical additives to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Cl. 4 - Automotive, marine, industrial and home, natural and synthetic lubricants; oil and water based cutting fluids for use as a cooling lubricant; grease and grease additives for use as a lubricant; penetrating oils; compressor gear and hydraulic oils; transmission lubricants for automatic and manual transmissions; gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Sections 8 & 15 Affidavits Due 1/20/04 Renewal Due 1/20/08

38482	THE ULTIMATE IN PROTECTION & PERFORMANCE	R.N. 2,129,785 Issued 1/20/98	S.N. 75/055,374 Filed 2/7/96

Cl. 1 - Chemical additives to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Cl. 4 - Automotive, marine, industrial and home, natural and synthetic lubricants; oil and water based cutting fluids for use as a cooling lubricant; grease and grease additives for use as a lubricant; penetrating oils; compressor gear and hydraulic oils; transmission lubricants for automatic and manual transmissions; gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Sections 8 & 15 Affidavits Due 1/20/04 Renewal Due 1/20/08

1 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS
38481	OIL DROP LOGO	R.N. 2,135,230 Issued 2/10/98	S.N. 75/055,375 Filed 2/7/96

Cl. 1 - Chemical additives to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Cl. 4 - Automotive, marine, industrial and home, natural and synthetic lubricants; oil and water based cutting fluids for use as a cooling lubricant; grease and grease additives for use as a lubricant; penetrating oils; compressor gear and hydraulic oils; transmission lubricants for automatic and manual transmissions; gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Sections 8 & 15 Affidavits Due 2/10/04 Renewal Due 2/10/08

38483	PROLONG (stylized)	R.N. 2,136,576 Issued 2/17/98	S.N. 75/054,318 Filed 2/7/96

Cl. 1 - Chemical additives to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Cl. 4 - Automotive, marine, industrial and home, natural and synthetic lubricants; oil and water based cutting fluids for use as a cooling lubricant; grease and grease additives for use as a lubricant; penetrating oils; compressor gear and hydraulic oils; transmission lubricants for automatic and manual transmissions; gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Sections 8 & 15 Affidavits Due 2/17/04 Renewal Due 2/17/08

38480	PROLONG SUPER LUBRICANTS	R.N. 2,136,577 Issued 2/17/98	S.N. 75/054,698 Filed 2/7/96

Cl. 1 - Chemical additives to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Cl. 4 - Automotive, marine, industrial and home, natural and synthetic lubricants; oil and water based cutting fluids for use as a cooling lubricant; grease and grease additives for use as a lubricant; penetrating oils; compressor gear and hydraulic oils; transmission lubricants for automatic and manual transmissions; gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Sections 8 & 15 Affidavits Due 2/17/04 Renewal Due 2/17/08

2 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS
39644	PROLONG	R.N. 2,136,672 Issued 2/17/98	S.N. 75/124,668 Filed 6/24/96

Cl. 1 - Chemical additives to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Cl. 4 - Automotive, marine, industrial and home, natural and synthetic lubricants; oil and water based cutting fluids for use as a cooling lubricant; grease and grease additives for use as a lubricant; penetrating oils; compressor gear and hydraulic oils; transmission lubricants for automatic and manual transmissions; gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Sections 8 & 15 Affidavits Due 2/17/04 Renewal Due 2/17/08

47490	NO EQUAL IN THE WORLD	R.N. 2,270,653 Issued 08/17/99	S.N. 75/502,455 Filed 6/15/98

Cl. 1 - Chemical additives to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, motor oil, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Cl. 4 - Automotive, marine, industrial and home, natural and synthetic lubricants; oil and water based cutting fluids for use as a cooling lubricant; grease and grease additives for use as a lubricant; penetrating oils; compressor gear and hydraulic oils; transmission lubricants for automatic and manual transmissions; gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.

Sections 8 & 15 Affidavit Due 08/17/05 Renewal Due 08/17/09

40576	NO EQUAL IN THE WORLD	R.N. 2,358,448 Issued 06/13/00	S.N. 75/501,971 Filed 6/10/98

Cl. 3 - Vehicle and equipment care products, namely, waxes polishes and protectants, waterless cleaners and washes interior cleaners and conditioners, wheel cleaners, glass cleaners, and paint sealants.

Cl. 16 - Posters, decals, bumper stickers, decorative stickers, calendars, brochures, pamphlets and newsletters.

Cl. 25 - Clothing, namely, t-shirts, shirts, jackets, pants and hats.

Sections 8 & 15 affidavits Due 06/13/06 Renewal Due 06/13/10

3 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS
49782	TRIGGER SPRAY BOTTLE CONFIGURATION	R.N. 2,376,247 Issued 08/08/00	S.N. 75/587,802 Filed 11/13/98	Cl. 3 - Vehicle and equipment care products, namely, waxes polishes and protectants, waterless cleaners and washes interior cleaners and conditioners wheel cleaners, glass cleaners, and paint sealants	Sections 8 & 15 Affidavit Due 08/08/06 Renewal Due 08/08/10

49783	TRIGGER SPRAY BOTTLE BLUE COLOR	R.N. 2,376,248 Issued 08/08/00	S.N. 75/587,803 Filed 11/13/98	Cl. 3-Vehicle and equipment care products, namely, waxes polishes and protectants, waterless cleaners and washes interior cleaners and conditioners wheel cleaners, glass cleaners, and paint sealants	Sections 8 & 15 Affidavit Due 08/08/06 Renewal Due 08/08/10

51362	PROLONG.COM	R.N. 2,403,649 Issued 11/14/00	S.N. 75/719,405 Filed 6/2/99	Cl. 35 – Computerized online retail store services	Sections 8 & 15 Affidavit Due 11/14/06 Renewal Due 11/14/10

46998	PROLONG	R.N. 2,473,968 Issued 07/31/01	S.N. 75/501,972 Filed 6/10/98

Cl. 3 - Vehicle and equipment care products, namely, waxes, polishes and protectants, waterless cleaners and washes, interior cleaners and conditioners, wheel cleaners, glass cleaners, and paint sealants.

Cl. 16 - Posters, decals, bumper stickers, decorative stickers, calendars, brochures, pamphlets and newsletters.

Cl. 25 - Clothing, namely, t-shirts, shirts, jackets, pants and hats.

Sections 8 & 15 Affidavit Due 07/31/07 Renewal Due 07/31/11

42387	PROLONG FORMULA ONE		S.N. 75/259,832 Filed 03/19/97	Cl. 4 – Motor oil.	Statement of Use due 03/11/04

4 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS

CALIFORNIA REGISTRATIONS

40643	PROLONG	R.N. 102,109 Issued 1/14/97		Cl. 4 - Additives, in the nature of a lubricant, to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 1/14/07

40646	PROLONG & DESIGN	R.N. 102,108 Issued 1/14/97		Cl. 4 - Additives, in the nature of a lubricant, to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 1/14/07

40640	PROLONG SUPER LUBRICANTS	R.N. 102,111 Issued 1/14/97		Cl. 4 - Additives, in the nature of a lubricant, to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 1/14/07

40641	SPL100	R.N. 102,110 Issued 1/14/97		Cl. 4 - Additives, in the nature of a lubricant, to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 1/14/07

40642	THE ULTIMATE IN PROTECTION AND PERFORMANCE	R.N. 102,107 Issued 1/14/97		Cl. 4 - Additives, in the nature of a lubricant, to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 1/14/07

5 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS

FOREIGN TRADEMARK REGISTRATIONS

ARGENTINA

51202	PROLONG	R.N. 1,800,015 Issued 07/26/00	App. 2,212,202 Filed 4/7/99	Cl. 1 - All goods in Class 1.	Renewal Due 07/26/10

51355	PROLONG	R.N. 1,800,016 Issued 07/26/00	App. 2,212,203 Filed 4/7/99	Cl. 3 - All goods in Class 3.	Renewal Due 07/26/10

51356	PROLONG	R.N. 1,820,779 Issued 03/06/01	App. 2,212,204 Filed 4/7/99	Cl. 4 - All goods in Class 4.	Renewal Due 03/06/11

49866	PROLONG	R.N. 777,429 Issued 02/06/01	App. 777,429 Filed 11/4/98

Cl. 1-Chemical additives for the enhancement of automotive, marine and industrial lubricants, fluids and additives.

Cl. 3-Automobile care products, namely, waxes, polishes and protectants, interior cleaners and conditioners, wheel cleaners, glass cleaners and paint sealants.

Cl. 4-Automotive, marine and industrial lubricants and additives.

Renewal Due 11/04/08

AUSTRALIA

49866	PROLONG	R.N. 777,429 Issued 02/06/01	S.N. 777,429 Filed 11/04/98

Cl. 1 – Chemical additives for the enhancement of automotive, marine and industrial lubricants, fluids and additives

Cl. 3 – Automobile care products, namely, waxes, polishes and protectants, interior cleaners and conditioners, wheel cleaners, glass cleaners and paint sealants

Cl. 4 – Automotive, marine and industrial lubricants and additives

Renewal due 11/04/08

49825	PROLONG LUBE	R.N. 720496 Issued 02/12/99	S.N. 720,496 Filed 10/29/96	Cl. 4 – Industrial oils and greases, lubricants, dust absorbing, wetting and binding compositions.	Renewal due 10/29/06

BRAZIL

52562	PROLONG	R.N. 820,883,875 Issued 07/04/00	App. 820,883,875 Filed 07/02/98	Cls. 2, 3, 16 and 21.	Renewal Due 07/04/10

47860	PROLONG		App. 820,883,913 Filed 07/02/98	Cls. 1, 3, and 5 - All goods.	Published 08/25/98

47861	PROLONG SUPER LUBRICANTS (stylized)		App. 820,883,921 Filed 07/02/98	Cl. 4 - Automotive, marine and industrial lubricants and additives.	Published 08/25/98

48325	PROLONG FORMULA ONE		App. 820,883,905 Filed 07/02/98	Cl. 4 - Motor oil.	Published 08/25/98

6 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS

51802	PROLONG		App. 820,883,867 Filed 07/02/98	Cls. 2,3,16 and 21.	Published 08/25/98

52561	PROLONG		App. 820,883,891 Filed 07/02/98	Cls. 4, 18 and 25.	Published 08/25/98

52563	PROLONG		App. 820,883,883 Filed 07/02/98	Cls. 4, 18 and 25.	Published 08/25/98

CANADA

39254	PROLONG (stylized)	R.N. TMA503,705 Issued 11/5/98	App. 811,585 Filed 5/2/96	Cl. 4 - Chemical additives to enhance the performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts; additives, in the nature of a lubricant, to enhance the performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 11/5/13

48323	PROLONG FORMULA ONE		App. 880959 Filed 06/09/98	Cl. 4 - Motor oil.	Response to Examining Attorney report due 02/25/04

39861	PROLONG SUPER LUBRICANTS	R.N. TMA491,540 Issued 3/18/98	App. 820,109 Filed 8/8/96	Cl. 4 - Chemical additives to enhance the performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 3/18/13

39862	PROLONG	R.N. TMA479,886 Issued 8/8/97 Claimed First Use 1985	App. 820,110 Filed 8/8/96	Cl. 4 - Chemical additives to enhance the performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 8/8/12

7 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS

39864	NO EQUAL IN THE WORLD & DESIGN	R.N. TMA496,760 Issued 6/26/98	App. 831,287 Filed 12/11/96	Cl. 4 - Chemical additives to enhance the performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts; additives, in the nature of a lubricant, to enhance the performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 6/26/13

CHILE

39271	PROLONG & DESIGN (COLORED LABEL)	R.N. 438.220 Issued 3/27/97	App. 343.120 Filed 6/25/96	Cl. 4 - Additives to enhance performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 03/27/07

39867	NO EQUAL IN THE WORLD & DESIGN	R.N. 515.155 Issued 6/22/98	App. 351.976 Filed 8/9/96	Cl. 4 - Penetrating lubricants for use with and without a spray carrier for lubricating metal parts, namely, hinges, locks, sliding doors, cables, wheels, motorcycle and bicycle chains, bearings, finishing reels, clocks, fire arms, air tools, drilling and tapping machines, hand tools, battery terminals, marine components and ignition systems, corroded locks, bolts, nuts, anchor chains and fasteners.	Renewal Due 6/22/08

40021	PROLONG SUPER LUBRICANTS	R.N. 488.553 Issued 6/26/97	App. 355.530 Filed 9/17/96	Cl. 4 - Additives to enhance performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 6/26/07

8 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS

40191	PROLONG (stylized)	R.N. 488.544 Issued 6/26/97	App. 355.531 Filed 9/17/96	Cl. 4 - Additives to enhance performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 06/26/07

40193	SPL100	R.N. 488.555 Issued 6/26/97	App. 355.532 Filed 9/17/96	Cl. 4 - Penetrating lubricants for use with and without a spray carrier for lubricating metal parts, namely, hinges, locks, sliding doors, cables, wheels, motorcycle and bicycle chains, bearings, finishing reels, clocks, fire arms, air tools, drilling and tapping machines, hand tools, battery terminals, marine components and ignition systems, corroded locks, bolts, nuts, anchor chains and fasteners.	Renewal Due 6/26/07

CHINA

41648	PROLONG	R.N. 1228171 Issued 7/12/98	App. 970092089 Filed 9/2/97	Cl. 4 - Lubricants and lubricants additives, cutting fluids, grease and grease additives, oils, gasoline and diesel conditioners.	Renewal Date 6/12/08

43832	PROLONG (stylized)	R.N. 1228172 Issued 7/12/98	App. 970092091 Filed 9/2/97	Cl. 4 - Lubricants and lubricants additives, cutting fluids, grease and grease additives, oils, gasoline and diesel conditioners.	Renewal Due 6/12/08

43833	PROLONG SUPER LUBRICANTS	R.N. 1256596 Issued: 3/21/99	App. 970092090 Filed 9/2/97	Cl. 4 - Lubricants and lubricants additives, cutting fluids, grease and grease additives, oils, gasoline and diesel conditioners.	Renewal Due 3/20/09

43834	MISCELLANEOUS DESIGN	R.N. 1256574 Issued 3/21/99	App. 970092092 Filed 9/2/97	Cl. 4 - Lubricants and lubricants additives, cutting fluids, grease and grease additives, oils, gasoline and diesel conditioners.	Renewal Due 3/20/09

43836	SPL	R.N. 1256595 Issued: 3/21/99	App. 970092093 Filed 9/2/97	Cl. 4 - Lubricants and lubricants additives, cutting fluids, grease and grease additives, oils, gasoline and diesel conditioners.	Renewal Due 3/20/09

45078	PROLONG (CHINESE CHARACTERS)	R.N. 1358059 Issued 01/28/00	App. 9800082030 Filed 7/21/98	Cl. 4-Lubricant and lubricant additives, cutting fluids, grease and grease additives, compressed and hydraulic oils, gasoline and diesel conditioners.	Renewal Due 01/27/10

9 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS

COLUMBIA

49826	PROLONG SUPER LUBRICANTS (stylized)	R.N. 218751 Issued 3/31/99	App. 98,066,907 Filed 11/12/98	Cl. 1-Chemical additives for the enhancement of automotive, marine and industrial lubricants, fluids, and additives.	Renewal Due 05/30/09

49827	PROLONG	R.N. 230,602 Issued 11/15/00	App. 98,066,908 Filed 11/12/98	Cl. 1-Chemical additives for the enhancement of automotive, marine and industrial lubricants, fluids and additives.	Renewal Due 11/14/10

50249	PROLONG	R.N. 218750 Issued 5/31/99	App. 98,066,905 Filed 11/12/98	Cl. 4-Automotive, marine and industrial lubricants and additives.	Renewal Due 05/30/09

50250	PROLONG	R.N. 218749 Issued 5/31/99	App. 98,066,903 Filed 11/12/98	Cl. 3-Automobile care products, namely, waxes, polishes and protectants, interior cleaners and conditioners, wheel cleaners, glass cleaners and paint sealants.	Renewal Due 05/30/09

50248	PROLONG SUPER LUBRICANTS (stylized)	R.N. 224,916 Issued 11/04/99	App. 98,066,914 Filed 11/12/98	Cl. 4 - All goods.	Renewal Due 11/03/09.

COSTA RICA

52558	PROLONG (stylized)	R.N. 124,595 Issued 11/19/01		Cl. 1 - Chemical related lubricants and additives for automotive, marine and industrial uses.	Renewal Due 11/19/11

52559	PROLONG (stylized)	R.N. 123,875 Issued 02/20/01	App. 123875 Filed 02/24/00	Cl. 3 - Automotive appearance care products.	Renewal Due 02/20/11

CZECH REPUBLIC

50738	PROLONG	R.N. 2297 Issued 07/17/92	App. 142198 Filed 04/23/99	Classes 1, 2 and 3 – Chemical additives for improving the effect of lubricants and additives, synthetic additives.	Renewal due 04/23/09

10 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS

DOMINICAN REPUBLIC

50735	PROLONG (stylized)	R.N. 106,403 Issued 08/30/99		Int’l Cl. 4 (Local Class 8)- Soaps for industry and domestic use. Substances for lyeing, blanching, clearing and taking off stains.	Renewal Due 08/30/19

50736	PROLONG	R.N. 0106930 Issued 09/15/99		Int’l Cl. 4 (Local Class 8)- Soaps for industry and domestic use. Substances for lyeing, blanching, clearing and taking off stains.	Renewal Due 09/15/19

51797	PROLONG	R.N. 0107097 Issued 08/30/99		Int’l Cl. 3 (Local Class 14)- Soaps for industry and domestic use. Substances for lyeing, blanching, cleaning and taking off stains.	Expires 08/30/19

51798	PROLONG			Int’l Cl. 3	Not filed

51799	PROLONG (stylized)	R.N. 106,461 Issued 08/30/99		Int’l Cl. 3 (Local Class 14) - Soaps for industry and domestic use. Substances for lyeing, blanching, cleaning and taking off stains.	Renewal Due 08/30/19

51800	PROLONG (stylized)	R.N. 106,472 08/30/99		Int’l Cl. 3 (Local Class 32)- Paints in general, varnishes, waxes, glues, and other ingredients for paint and varnish preparation; minium, calzominium, and any other industrial form for paint and varnish preparation, in powder, paste or liquid form.	Renewal Due 08/30/19

EUROPE (ECT or CTM)

47870	PROLONG (stylized)		App. 778480 Filed 03/17/98

Cl. 1 - Chemicals used in industry; chemical additives for the enhancement of automotive, marine and industrial lubricants, fluids and additives

Cl. 3 - Cleaning, polishing, scouring and abrasive preparations; automobile care products; waxes; polishes and protectants; interior cleaners and conditioners; wheel cleaners; glass cleaners; paint sealants

Cl. 4 - Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; automotive, marine and industrial lubricants and additives

Opposition pending by Smoremidler

11 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS
47869	PROLONG SUPER LUBRICANTS	R.N. 000,778,472 Issued 04/19/00	App.778472 Filed 3/17/98

Cl. 1 - Chemical additives for the enhancement of automotive, marine and industrial lubricants, fluids and additives.

Cl. 3 - Automobile care products, namely, waxes, polishes and protectants, interior cleaner and conditioners, wheel cleaners, glass cleaners and paint sealant.

Cl. 4 - Automotive, marine and industrial lubricants and additives.

Renewal Due 03/17/08

47871	NO EQUAL IN THE WORLD & DESIGN	R.N. 000778423 Issued 10/21/99	App. 778423 Filed 3/17/98

Cl. 1 - Chemical additives for the enhancement of automotive, marine and industrial lubricants, fluids and additives.

Cl. 3 - Automobile care products, namely, waxes, polishes and protectants, interior cleaner and conditioners, wheel cleaners, glass cleaners and paint sealant.

Cl. 4 - Automotive, marine and industrial lubricants and additives.

Renewal Due 03/17/08

47872	PROLONG FORMULA ONE		App. 790519 Filed 03/30/98

Cl. 1 - Chemicals used in industry; chemical additives for the enhancement of automotive, marine and industrial lubricants, fluids and additives

Cl. 3 - Cleaning, polishing, scouring and abrasive preparations; automobile care products; waxes; polishes and protectants; interior cleaners and conditioners; wheel cleaners; glass cleaners; paint sealants in the nature of polishes or waxes

Cl. 4 - Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; automotive, marine and industrial lubricants and additives

Opposition withdrawn, awaiting further action

GERMANY

51796	PROLONG (stylized)	R.N. 39955933 Issued 01/20/00	App. 39955933.7 Filed 09/10/99	Cl. 3 -All goods. Cl. 4 - All goods.	Renewal Due 09/10/09

HONG KONG

39091	PROLONG	R.N. 8901 (A-B) ‘99 Issued 04/19/96	App. 96/04575 Filed 4/19/96	Cl. 4 - Industrial Oils and Greases; lubricants	Renewal Due 04/19/13

51358	PROLONG (Chinese Characters)	R.N. 896 of 2000 Issued 04/29/99	App. 99/05419 Filed 4/29/99	Cl. 4 - Industrial Oils and Greases; lubricants	Renewal Due 04/29/06

51359	PROLONG SUPER LUBRICANT (Chinese Characters)	R.N. 897 of 2000 Issued 04/29/99	App. 99/05420 Filed 4/29/99	Cl. 4 - Industrial Oils and Greases; lubricants	Renewal Due 04/29/06

12 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS

INDIA

39255	PROLONG		App. 711538 Filed 4/22/96	Cl. 4 - Additives to enhance performance of natural and synthetic lubricants, oil and based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Accepted for advertisement in the Trade Marks Journal. Awaiting further action.

43830	PROLONG (stylized)		App. 763948 Filed 7/7/97	Cl. 4 - Additives to enhance performance of natural and synthetic lubricants, oil and based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Filed response to Office Action prior to 10/25/01 deadline.

43831	PROLONG SUPER LUBRICANTS		App. 763950 Filed 7/7/97	Cl. 4 - Additives to enhance performance of natural and synthetic lubricants, oil and based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Accepted for advertisement in the Trade Marks Journal. Awaiting further action.

ISRAEL

40897	PROLONG	R.N. 109,315 Issued 3/3/98	App. 109,315 Filed 12/18/96	Cl. 4 - Additives, in the nature of lubricant ro enhance the performance of the following goods; natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 12/18/03

40898	PROLONG SUPER LUBRICANTS (stylized)	R.N. 109,316 Issued 5/4/98	App. 109,316 Filed 12/18/96	Cl. 4 - Additives, in the nature of lubricant ro enhance the performance of the following goods; natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 12/18/03

JAPAN

39604	PROLONG	R.N. 4089945 Issued 12/5/97	App. 8-72,384 Filed 7/6/96	Cl. 4 - Additives to enhance performance of natural and synthetic lubricants, oil and water base cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 12/5/07

13 of 22

FULWIDER PATTON LEE & UTECHT, LLP

June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS
39866	NO EQUAL IN THE WORLD & DESIGN	R.N. 4140440 Issued 4/24/98	App. 8-120,127 Filed 10/25/96	Cl. 4 -Industrial oils/greases (not fuels); industrial oils/fats (not edible); solid fuels; liquid fuels; gaseous fuels; waxes; greases for shoes/boots; solid lubricants; leather oils/greases; lamp wicks; candles.	Awaiting certificate of registration from Japanese Trademark Office. Renewal Due 4/24/08

40015	PROLONG (JAPANESE CHARACTERS)	R.N. 4213976 Issued 11/20/98 First Use 6/1/90	App. 8-91457 Filed 8/15/96	Cl. 4-Additives, in the nature of lubricant to enhance the performance of the following goods: natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts	Renewal Due 12/20/08

40016	PROLONG SUPER LUBRICANTS (stylized)	R.N. 4,261,479 Issued 4/9/99	App. 8-91458 Filed 07/02/96	Cl. 4 -Lubricant oils; industrial oils/greases (not fuels) blended with lubricant oils; industrial oils/fats (not edible) blended with lubricant oils; solid fuels blended with lubricant oils; liquid oils blended with lubricant oils; solid lubricants; leather oils/greases blended with lubricants.	Renewal Due 4/9/09

50578	PROLONG (stylized)	R.N. 4,194,071 Issued 10/2/98	App. 8-84425 Filed 7/30/96	Cl. 16-Papers; packaging containers of food wrapping film for household garbage gas of plastics; hygienic paper, towels of handkerchiefs of paper; dressmaking patterns (patterns chalk (steatite); table cloths paper banners, flags of paper; babies’ diapers of paper/babies’ napkins of paper; baggage labels; printed matter; calligraphy & paintings; photographs. photograph stands; karuta (Japanese playing cards); utagaruta cards (Japanese playing cards containing verses), playing cards, hanafuda cards (Japanese playing cards containing pictures of flowers and animals); stationery; insect collecting equipment; adhesives for stationery or household purposes; blueprinting machines, addressing machines, inking ribbons/ typewriter ribbons, hectograph duplicating machines, automatic stamp applying machines, electric staplers, envelope sealing machines for offices, stamp obliterating machines, drawing instruments/drawing materials, typewriters, checkwriters, mimeographs, letterpress duplicating machines, paper shredders, postal frankers (franking machines), rotary duplicators; printers’ reglets, printing. types; paintbrushes; marking templates; indoor aquaria & their fittings.	Renewal Due 10/2/08

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June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS
50579	PROLONG (stylized)	R.N. 4,096,305 Issued 12/19/97	App. 8-84426 Filed 7/30/96	Cl. 25-non-Japanese style outerwear, coats; sweaters & the like, shirts & the like, nightwear, underwear, swimsuits (bathing suits), bathing caps; Japanese style clothing, aprons, collar protectors, socks & stockings, gaiters, fur stoles, shawls, scarves, tabi (Japanese socks), tabi covers, gloves, babies’ diapers of textile, neckties, neckerchieves, mufflers, ear muffs; hoods, sugo-gasa (Japanese sedge hats), night caps, helmets hats & caps; garters, stocking suspenders, braces (suspenders), waistbands, belts; shoes & boats (other than “shoe dowels/shoe pegs/shoe handles/hobnails/metal places for prevention of shoe sole wearing”); shoe dowels, shoe pegs, shoe handles, hobnails, metal pieces for prevention of shoe sole wearing); Japanese clogs, Japanese sandals; special sporting/gymnastic wear, special sporting/ gymnastic footwear.	Renewal Due 12/19/07

50580	PROLONG (stylized)	R.N. 4,140,424 Issued 04/24/98	App. 8-84427 Filed 7/30/96	Cl. 32 - Beer; soft drinks, fruit juices; vegetable juices; whey beverages; extracts of hops for making beer.	Renewal Due 4/24/08

50581	PROLONG (with Katakana Script)	R.N. 4,173,491 Issued 7/31/98	App. 8-84428 Filed 9/30/96	Cl. 35 Advertising; professional business consultancy; marketing research; commercial sales information supply; referral service/personal placement; auctioneering; import-export clearance agencies; document reproduction; shorthand (stenography), transcription (including stencil-paper writing); document or magnetic-tape filing; receptioning/information/guidance for building visitors; rental/leasing of publicity materials; rental/leasing of typewriters/copy machines/word processors; issuance and settlement of trading stamps for promotion of sales: agency for booking newspaper subscription; operation of office machines and equipment such as computers, typewriters/telex or the like.	Renewal Due 7/31/08

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June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS
50582	PROLONG (with Katakana Script)	R.N. 4,143,700 Issued 10/2/98	App. 8-84429 Filed 7/30/96	Cl. 41 - Educational or instruction services/for arts & crafts/sports/science; providing and agencies of research materials; planning/management/promotion of seminars; animal training; exhibiting plants, exhibiting animals; public reference libraries; art exhibition; exhibiting gardens; exhibiting caves; planning/management of movies/performance of shows/plays/music (concerts); production/distribution of movies; presentation of live show performance, direction/performance of plays, presentation of musical performances; production of video tapes relating education/culture/amusements/sports (excluding those used for movies/broadcasting programs/advertisements); producing broadcasting programs; operating of instruments used for production of broadcasting programs such as sound recording apparatus and cinematographic apparatus; planning/management/promotion of golf tournaments; planning/management/promotion of sumo wrestling tournaments; planning/management/promotion of boxing matches; planning/management/promotion of baseball games; planning/management/promotion of horse races; planning/management/promotion of bicycle races; planning/management/promotion of boat races; planning/management/promotion of go-cart races; providing audio/visual studios; providing sports facilities; providing amusement facilities; providing educational training relating to movies/performance of shows/plays/musing (concerts); entertainment booking agencies; rental/leasing of movie projectors & accessories, rental/leasing of motion pictures (cine-films) rental/leasing of musical instruments; rental/leasing of skiing equipment; rental/leasing of skin diving equipment; rental/leasing of equipment for playing tennis; rental/leasing of baseball equipment; rental/leasing of television sets, rental/leasing of video disc player and video tape recorder, rental/leasing of radio sets; lending libraries; rental of records/pre-recorded magnetic tapes, rental of pre-recorded videotapes; rental/leasing of negatives (films), rental/leasing of positives (films); rental/leasing of game/play equipment; rental/leasing of game machines; rental/leasing of machines/instruments for use in amusement parks/pleasure grounds; rental/leasing of pictures (paintings).	Renewal Due 10/02/08

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June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERIVICES	STATUS

KOREA

39256	PROLONG (stylized)	R.N. 382,499 Issued 11/17/97	App. 96-24245 Filed 6/10/96	Korean Cl. 10 - Additives to enhance performance of natural and synthetic lubricants; grease additives; gasoline and diesel fuel conditioners to facilitate scouring lubrication of engine and engine parts; cutting fluids; transmission lubricants for automatic and manual transmissions.	Renewal Due 11/17/07

39863	NO EQUAL IN THE WORLD & DESIGN	R.N. 386993 Issued 12/17/97	App. 96-37383 Filed 8/23/96	Korean Cl. 40 - Greases, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, cutting fluids in the forms of oils.	Renewal Due 12/17/07

40018	PROLONG (stylized)	R.N. 386912 Issued 12/17/97	App. 96-24246 Filed 8/23/96	Korean Cl. 40 - Greases, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, cutting fluids in the forms of oils.	Renewal Due 12/17/07

40019	PROLONG (KOREAN CHARACTERS)	R.N. 386913 Issued 12/17/97	App. 96-24248 Filed 8/23/96	Korean Cl. 40 - Greases, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, cutting fluids in the forms of oils.	Renewal Due 12/17/07

40020	PROLONG (KOREAN CHARACTERS)	R.N. 382500 Issued 11/17/97	App. 96-24247 Filed 7/23/97	Korean Cl. 10 - Additives to enhance performance of natural and synthetic lubricants; grease additives; gasoline and diesel fuel conditioners to facilitate scouring lubrication of engine and engine parts; cutting fluids; transmission lubricants for automatic and manual transmissions.	Renewal Due 11/17/07

40413	NO EQUAL IN THE WORLD (KOREAN CHARACTERS) WITH OIL DROP LOGO	R.N. 386994 Issued 12/17/97	App. 96-37385 Filed 8/23/96	Korean Cl. 40 - Greases, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, cutting fluids in the forms of oils.	Renewal Due 12/17/07

40415	NO EQUAL IN THE WORLD & DESIGN	R.N. 387705 Issued 12/17/97	App. 96-37382 Filed 8/23/96	Korean Cl. 10 - Additives to enhance performance of natural and synthetic lubricants; grease additives; gasoline and diesel fuel conditioners to facilitate scouring lubrication of engine and engine parts; cutting fluids; transmission lubricants for automatic and manual transmissions.	Renewal Due 12/23/07

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June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS
40414	NO EQUAL IN THE WORLD (KOREAN CHARACTERS) WITH OIL DROP LOGO	R.N. 387706 Issued 12/23/97	App. 96-37384 Filed 8/23/96	Korean Cl. 10 - Additives to enhance performance of natural and synthetic lubricants; grease additives; gasoline and diesel fuel conditioners to facilitate scouring lubrication of engine and engine parts; cutting fluids; transmission lubricants for automatic and manual transmissions.	Renewal Due 12/23/07

KUWAIT

39089	PROLONG	R.N. 36857 Issued 08/03/02	App. 41101 Filed 9/19/98	Cl. 4 - All goods.	Renewal due 09/19/08

48319	PROLONG (stylized)	R.N. 41102 Issued 09/9/98	App. 41102 Filed 9/19/98	Cl. 4 - All goods.	Renewal due 09/19/08

48320	PROLONG SUPER LUBRICANTS	R.N. 36856 Issued 08/03/02	App. 41103 Filed 9/19/98	Cl. 4 - All goods.	Renewal due 09/19/08

48321	NO EQUAL IN THE WORLD & DESIGN	R.N. 37216 Issued	App. 411040 Filed 9/19/98	Cl. 4 - All goods.	Renewal due 09/19/08

MEXICO

44715	PROLONG	R.N. 783268 Issued 03/19/03	App. 326654 Filed 3/20/98	Cl. 4 - Additives, in the nature of lubricant to enhance the performance of the following goods; natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal due 03/20/08

44714	PROLONG & DESIGN	R.N. 326653 Issued 03/20/98	App. 326653 Filed 3/20/98	Cl. 4 - Additives, in the nature of lubricant to enhance the performance of the following goods; natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal due 03/20/08

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June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS
44713	PROLONG SUPER LUBRICANTS		App. 326652 Filed 3/20/98	Cl. 4 - Additives, in the nature of lubricant to enhance the performance of the following goods; natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Pending

NORWAY

51367	PROLONG		App. 9907456 Filed 07/23/99

Cl. 1 – Chemical additives for the enhancement of automotive, marine and industrial lubricants, fluids and additives

Cl. 3 – Automobile care products, namely, waxes, polishes and protectants, interior cleaners and conditioners, wheel cleaners, glass cleaners and paint sealants

Cl. 4 – Automotive, marine and industrial lubricants and additives

Suspended

SAUDI ARABIA

39090	PROLONG (with Arabic script)	R.N. 420/19 Issued 12/2/97	App. 35776 Filed 9/29/96	Cl. 4 – Additives, in the nature of lubricant to enhance the performance of the following goods; natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 5/3/06

SLOVAK REPUBLIC

50739	PROLONG (stylized)	R.N. 194,703 Issued 03/16/01	App. 0958-99 Filed 4/16/99

Cl. 1 – Chemical additives to enhance the performance of automotive, marine and industrial lubricants and additives

Cl. 3 – Vehicle and equipment care products, namely, waxes, polishes and protectants, waterless cleaners and washes, interior cleaners and conditioners, wheel cleaners, glass cleaners, and paint sealants (in the nature of a wax)

Cl. 4 – Automotive, marine and industrial lubricants and additives, in International Class 4.

Renewal Due 04/16/09

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June 1, 2004

DOCKET NO.	TITLE	REG. NO. ISSUE DATE	SERIAL NO. FILE DATE	GOODS AND/OR SERVICES	STATUS

SOUTH AFRICA

39092	PROLONG (stylized)	R.N. 96/6078 Certificate Issued 03/09/99	App. 96/6078 Filed 05/07/96	Cl. 4 - Additives to enhance the performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 05/07/06
39860	PROLONG	R.N. 96/09523 Certificate Issued 09/01/99	App. 96/9523 Filed 7/15/96	Cl. 4- Additives to enhance the performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Renewal Due 07/15/06
51230	THE ULTIMATE IN PROTECTION		App. 99/05207	Cl. 4- Additives to enhance the performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Application withdrawn 11/01/01
51231	NO EQUAL IN THE WORLD & DESIGN		App. 99/05205	Cl. 4- Additives to enhance the performance of natural and synthetic lubricants, oil and water based cutting fluids, grease and grease additives, penetrating oils, compressor gear and hydraulic oils, transmission lubricants for automatic and manual transmissions, gasoline and diesel fuel conditioners to facilitate scouring and lubrication of engine and engine parts.	Application withdrawn 11/01/01

UNITED KINGDOM

51795	PROLONG (stylized)		App. 2208508 Filed 09/14/99	Cl. 3 - All goods. Cl. 4 - All goods.	Suspended. Awaiting new deadline from UK Trademark Office.

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June 1, 2004

DOCKET NO.	TITLE	PATENT NO. ISSUE DATE	SERIAL NO. FILE DATE	TITLE	STATUS

U.S. PATENTS

39109	EXTREME PRESSURE ADDITIVE FOR USE IN METAL LUBRICATION	U.A. 4,844,825 Issued 7/4/89	S.N. 121,958 Filed 11/18/87	Title: Extreme pressure additive for use in metal lubrication.	Expiration Date 7/4/06
Clifford R. Sloan - Inventor
49983	D/A SPONGE APPLICATOR	Des. 414,005 Issued 09/14/99	S.N. 29/097,737 Filed 12/11/98	Title: Sponge Applicator	No Action necessary.
Lehnertz, Jerry - Inventor
50123	SPONGE APPLICATOR DEVICE	U.A. 6,010,268 Issued 1/4/00	S.N. 213,302 Filed 12/15/98	Title: Sponge Applicator Device.	1st Maintenance Fee Due 07/04/03 2nd Maintenance Fee Due 07/04/07 3rd Maintenance Fee Due 07/04/11
Michael Sereg-Inventor

FOREIGN PATENTS AND PATENT APPLICATIONS

42461	AUSTRIA - PRESSURE ADDITIVE	U.A. E91298 Issued 7/7/93	App. 86302050.9 Filed 3/19/86	Title: Extreme pressure additive for use in metal lubrication.	Annuity Due 3/19/04
Clifford R. Sloan – Inventor
42466	BELGIUM – PRESSURE ADDITIVE	U.A. 0,195,674 Issued 7/7/93	App. 86302050.9 Filed 3/19/86	Title: Extreme pressure additive for use in metal lubrication.	Annuity Due 3/19/04
Clifford R. Sloan – Inventor
42465	FRANCE – PRESSURE ADDITIVE	U.A. 0,195,674 Issued 7/7/93	App. 86302050.9 Filed 3/19/86	Title: Extreme pressure additive for use in metal lubrication.	Annuity Due 3/19/04
Clifford R. Sloan – Inventor
42462	GERMANY - PRESSURE ADDITIVE	U.A. 0,195,674 Issued 7/7/93	App. 86302050.9 Filed 3/19/86	Title: Extreme pressure additive for use in metal lubrication.	Client maintains
Clifford R. Sloan – Inventor
42467	ITALY - PRESSURE ADDITIVE	U.A. 0,195,674 Issued 7/7/93	App. 86302050.9 Filed 3/19/86	Title: Extreme pressure additive for use in metal lubrication.	Annuity Due 3/19/04
Clifford R. Sloan – Inventor
42470	LUXEMBOURG -PRESSURE ADDITIVE	U.A. 0,195,674 Issued 7/7/93	App. 86302050.9 Filed 3/19/86	Title: Extreme pressure additive for use in metal lubrication.	Annuity Due 3/19/04
Clifford R. Sloan – Inventor
42469	NETHERLANDS - PRESSURE ADDITIVE	U.A. 0,195,674 Issued 7/7/93	App. 86302050.9 Filed 3/19/86	Title: Extreme pressure additive for use in metal lubrication.	Annuity Due 3/19/04
Clifford R. Sloan – Inventor
42468	SWEDEN - PRESSURE ADDITIVE	U.A. 0,195,674 Issued 7/7/93	App. 86302050.9 Filed 3/19/86	Title: Extreme pressure additive for use in metal lubrication.	Annuity Due 3/19/04
Clifford R. Sloan – Inventor
42464	SWITZERLAND - PRESSURE ADDITIVE	U.A. 0,195,674 Issued 7/7/93	App. 86302050.9 Filed 3/19/86	Title: Extreme pressure additive for use in metal lubrication.	Annuity Due 3/19/04
Clifford R. Sloan – Inventor

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June 1, 2004

DOCKET NO.	TITLE	PATENT NO. ISSUE DATE	SERIAL NO. FILE DATE	TITLE	STATUS
42463	UNITED KINGDOM - PRESSURE ADDITIVE	U.A. 0,195,674 Issued 7/7/93	App. 86302050.9 Filed 3/19/86	Title: Extreme Pressure Additive for Use in Metal Lubrication.	Annuity Due 3/19/04
Clifford R. Sloan – Inventor
53179	CANADA - SPONGE APPLICATOR DEVICE		App. 2292190 Filed 12/14/99	Title: Sponge Applicator Device.	Abandoned on 12/06/01 per client’s instructions
Michael Sereg et al. – Inventors

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SCHEDULE VII

TO PLEDGE AND SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

Name of Grantor	Commercial Tort Claims
Prolong International Corporation	Ronald Sloan et. al. SCBC Vancouver Registry No. C985459. A judgment of $15,500,000 was awarded to the Company in July 1993. No funds have ever been received by the Company.

EXHIBIT A-1

EXHIBIT A

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated              , is delivered by [NAME OF GRANTOR OR GRANTORS] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as of November     , 2003 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among [NAME OF COMPANY], the other Grantors named therein, and St. Cloud Capital Partners, LP, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of such Grantor’s right, title and interest in and to all Investment Related Property and Letter of Credit Rights including, without limitation, those specified on the Schedule attached hereto and agrees that such attached schedule shall supplement and become a part of Schedule [III][V] to the Security Agreement. Grantor represents and warrants that the attached Schedule is a true and correct list of all [Investment Related Property][Letter of Credit Rights] in which it has rights and that it has complied with all provisions of the Security Agreement relating thereto and that the Collateral Agent has a valid, perfected first priority security interest therein.

IN WITNESS WHEREOF, New Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of                 .

[NAME OF GRANTOR]

By:

Name:
Title:

EXHIBIT A-1

EXHIBIT B

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated             , is delivered by [NAME OF NEW GRANTOR] a [NAME OF STATE OF INCORPORATION] [corporation] (the “New Grantor”) pursuant to the Pledge and Security Agreement, dated as of November     , 2003 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Prolong Super Lubricants, Inc., the other Grantors named therein, and St. Cloud Capital Partners, LP, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

New Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of New Grantor’s right, Title and interest in and to all Collateral to secure the Secured Obligations [and SPECIFY ANY NEW OBLIGATIONS TO BE SECURED, E.G. NEW GUARANTEES], in each case whether now or hereafter existing or in which New Grantor now has or hereafter acquires an interest and wherever the same may be located. From and after the date hereof, New Grantor shall be a “Grantor” for all purposes of the Security Agreement. New Grantor hereby makes all of the representations and warranties set forth in the Security Agreement. New Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, New Grantor has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of             .

[NAME OF NEW GRANTOR]

By:

Name:
Title:

Appendix B-1